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                                                                      Exhibit 21

                         MARSHALL & ILSLEY CORPORATION

                                  SUBSIDIARIES

                               February 26, 1999

Subsidiaries Organized in Wisconsin
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M&I Bank (Ashland)
M&I Bank (Superior)
M&I Bank of Burlington
M&I Bank of Eagle River
M&I Bank of LaCrosse
M&I Bank of Mayville
M&I Bank of Menomonee Falls
M&I Bank of Racine
M&I Bank of Shawano
M&I Bank of Southern Wisconsin
M&I Bank Fox Valley
M&I Bank Northeast
M&I Bank South
M&I Bank South Central
M&I Central Bank & Trust
M&I Central State Bank
M&I Citizens American Bank
M&I Community State Bank
M&I First American Bank
M&I Lake Country Bank
M&I Lakeview Bank
M&I Marshall & Ilsley Bank
M&I Merchants Bank
M&I Mid-State Bank
M&I Northern Bank
M&I Brokerage Services, Inc.
M&I Building Corp.
M&I Capital Markets Group L.L.C.
M&I Dealer Finance, Inc.
M&I Financial Corp.
M&I First National Leasing Corp.
M&I Home Equity Corp.
M&I Investment Management Corp.
M&I Mortgage Corp.
M&I Support Services Corp.
Loujo Company
Marshall & Ilsley Trust Company
Richter-Schroeder Company, Inc.
The 780 North Corp.

Subsidiaries Incorporated in Arizona
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M&I Thunderbird Bank
M&I Insurance Company of Arizona, Inc.
M&I Marshall & Ilsley Trust Company of Arizona
Community Life Insurance Company

Subsidiaries Organized in Delaware
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M&I Ventures L.L.C.

Subsidiaries Incorporated in Florida
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Marshall & Ilsley Trust Company of Florida

Subsidiaries Incorporated in Massachusetts
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M&I New England, Inc.

Subsidiaries Incorporated in Michigan
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M&I Leasing Corp. of Michigan

Subsidiaries Incorporated in Minnesota
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M&I Home Equity Corp. of Minnesota

Subsidiaries Incorporated in Nevada
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     The registrant has 87 subsidiaries which primarily hold, manage and service investment and mortgage portfolios.

Subsidiaries Incorporated in New Hampshire
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M&I EastPoint Technology, Inc.

Subsidiaries Incorporated in Malaysia
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M&I Asia Pacific Sdn. Bhd.

Subsidiaries Organized Under the Laws of the United States
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M&I Bank FSB
M&I First National Bank (West Bend)
M&I National Trust Company